Exhibit 99.2O

Johnson & Johnson and Subsidiaries
Supplementary Sales Data

(Unaudited; Dollars in Millions)
                               SECOND QUARTER
                 2003  2002 Percent   Percent Percent
                             Change    Change  Change
                             Total      Oper Currency
Sales to
customers
by segment of
business

 Consumer

  Domestic        $931   907   2.6%    2.6     --

  International    888   742  19.7    11.1    8.6

                 1,819 1,649  10.3     6.4    3.9

 Pharmaceutical

  Domestic       3,278 2,934  11.7    11.7     --

  International  1,606 1,324  21.3     6.6   14.7

                 4,884 4,258  14.7    10.1    4.6


 Med Device &
 Diagnostics

  Domestic       1,903 1,758   8.3     8.3     --

  International  1,726 1,408  22.6     8.8   13.8

                 3,629 3,166  14.6     8.5    6.1


Domestic         6,112 5,599   9.2     9.2     --


International    4,220 3,474  21.5     8.4   13.1


Worldwide      $10,332 9,073  13.9%    8.9    5.0







Johnson & Johnson and Subsidiaries
Supplementary Sales Data

(Unaudited; Dollars in Millions)
                              SIX MONTHS
                 2003  2002 Percent Percent Percent
                             Change  Change  Change
                              Total   Oper Currency
Sales to
customers
by segment of
business

 Consumer

  Domestic      $1,931  1,807   6.8%    6.8     --

  International  1,679  1,446  16.2     9.3    6.9

                 3,610  3,253  11.0     8.0    3.0

 Pharmaceutical

  Domestic       6,541  5,892  11.0    11.0     --

  International  3,009  2,547  18.1     4.1   14.0

                 9,550  8,439  13.2     9.0    4.2


 Med Device &
 Diagnostics

Domestic         3,652  3,421   6.8     6.8     --

International    3,342  2,703  23.6    10.1   13.5

                 6,994  6,124  14.2     8.2    6.0


Domestic        12,124 11,120   9.0     9.0     --


International    8,030  6,696  19.9     7.6   12.3


Worldwide      $20,154 17,816  13.1%   8.5    4.6








Johnson & Johnson and Subsidiaries
Supplementary Sales Data

(Unaudited; Dollars in Millions)
                               SECOND QUARTER
                 2003  2002 Percent   Percent Percent
                             Change    Change  Change
                             Total      Oper Currency
Sales to
customers by
geographic area

Domestic       $6,112  5,599   9.2%   9.2      --


Europe          2,451  1,923  27.4    6.4    21.0

Western           555    521   6.5   11.9   (5.4)
Hemisphere
excluding U.S.
Asia-Pacific,   1,214  1,030  17.9   10.2     7.7
Africa
International   4,220  3,474  21.5    8.4    13.1


Worldwide      $10,332 9,073  13.9%   8.9     5.0






Johnson & Johnson and Subsidiaries
Supplementary Sales Data

(Unadited; Dollars in Millions)
                              SIX MONTHS
                 2003  2002 Percent Percent Percent
                             Change  Change  Change
                              Total   Oper Currency
Sales to
customers by
geographic area

Domestic       $12,124 11,120   9.0%   9.0      --


Europe           4,669  3,687  26.6    5.9    20.7

Western          1,027  1,002   2.5   12.8   (10.3)
Hemisphere
excluding U.S.
Asia-Pacific,    2,334  2,007  16.3    8.1     8.2
Africa
International    8,030  6,696  19.9    7.6    12.3


Worldwide      $20,154 17,816  13.1%   8.5     4.6






Johnson & Johnson and Subsidiaries
Condensed Consolidated Statement of Earnings

(Unaudited; in Millions Except
Per Share Figures)
                                 SECOND QUARTER
                   2003  2003     2002    2002    Percent
                 Amount Percent  Amount  Percent Increase
                          to               to   (Decrease)
                         Sales            Sales

Sales to        $10,332  100.0  $9,073    100.0    13.9
customers

Cost of products  2,966   28.7   2,582     28.4    14.9
 sold
Selling,          3,396   32.9   3,017     33.3    12.6
marketing
 and
administrative
 expenses
Research Expense  1,082   10.5     932     10.3    16.1

In-process R&D      900    8.7     189      2.1

Interest (income)     7     --     (30)    (0.3)
 expense, net
Other (income)      (75)  (0.7)    (45)    (0.5)
 expense, net
Earnings before   2,056   19.9   2,428     26.7   (15.3)
 provision for
taxes
 on income
Provision for       846    8.2     774      8.5     9.3
taxes
 on income
Net earnings     $1,210   11.7  $1,654     18.2   (26.8)


Net earnings per  $0.40          $0.54            (25.9)
 share (Diluted)

Average shares  3,015.9        3,069.3
 Outstanding
 (Diluted)

Effective tax      41.1%          31.9%
rate


Earnings
excluding
 In-process R&D:
Earnings before  $2,956[1] 28.6 $2,617[2]   28.8    13.0
 provision for
taxes
 on income
Net earnings     $2,110[1] 20.4 $1,843[2]   20.3    14.5

Net earnings per  $0.70[1]       $0.60[2]           16.7
 share (Diluted)
Effective tax      28.6%          29.6%
rate
[1] The difference between earnings before provision for taxes on income, net earnings and earnings per share (diluted) as reported and earnings before provision for taxes on income, net earnings and earnings per share (diluted) excluding IPR&D is $900 million and $0.30 per share which is in-process research & development charges.
[2] The difference between earnings before provision for taxes on income, net earnings and earnings per share (diluted) as reported and earnings before provision for taxes on income, net earnings and earnings per share (diluted) excluding IPR&D is $189 million and $0.06 per share which is in-process research & development charges.



Johnson & Johnson and Subsidiaries
Condensed Consolidated Statement of Earnings

(Unaudited; in Millions Except
Per Share Figures)
                                   SIX MONTHS
                   2003  2003     2002    2002    Percent
                 Amount Percent  Amount  Percent Increase
                          to               to   (Decrease)
                         Sales            Sales

Sales to        $20,154  100.0  $17,816   100.0    13.1
customers

Cost of products  5,688   28.2    5,039    28.3    12.9
sold
Selling,          6,649   33.0    5,860    32.9    13.5
marketing and
administrative
expenses
Research Expense  2,018   10.0    1,763     9.9    14.5

In-process          918    4.6      189     1.1
research and
development
Interest (income)     7     --      (72)   (0.4)
expense, net
Other (income)     (112)  (0.5)     (12)   (0.1)
expense, net
Earnings before   4,986   24.7    5,049    28.3    (1.2)
provision for
taxes on income
Provision for     1,705    8.4    1,561     8.8     9.2
taxes on income
Net earnings     $3,281   16.3   $3,488    19.6    (5.9)


Net earnings per  $1.09           $1.13            (3.5)
share (Diluted)

Average shares  3,015.2         3,086.9
outstanding
(Diluted)

Effective tax      34.2%           30.9%
rate


Earnings
excluding In-
process Research
& Development:
Earnings before  $5,904[3] 29.3  $5,238[4] 29.4   12.7
provision for
taxes on income
Net earnings     $4,196[3] 20.8  $3,677[4] 20.6   14.1

Net earnings per  $1.39[3]        $1.19[4]        16.8
share (Diluted)
Effective tax      28.9%           29.8%
rate
[3] The difference between earnings before provision for
taxes on income, net earnings and earnings per share (diluted) as reported and earnings before provision for taxes on income, net earnings and earnings per share (diluted) excluding IPR&D is $918 million, $915 million and $0.30 per share, respectively, which is in-process research & development charges.
[4] The difference between earnings before provision for
taxes on income, net earnings and earnings per share (diluted) as reported and earnings before provision for taxes on income, net earnings and earnings per share (diluted) excluding IPR&D is $189 million and $0.06 per share which is in-process research & development charges.
                            # # #